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                                                                      EXHIBIT 4


                                 July 31, 1997


Carrizo Oil & Gas, Inc.
14811 St. Mary's Lane
Suite 148
Houston, TX 77079

Schroder & Co. Inc.
Jefferies & Company, Inc.
c/o Schroder & Co. Inc.
787 Seventh Avenue
New York, NY 10019

Dear Sirs:

     The undersigned understands that Schroder & Co. Inc. and Jefferies & Company, Inc., as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Carrizo Oil & Gas, Inc. (the "Company"), providing for the public offering (the "Public Offering") of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Company's Registration Statement on Form S-1 (Reg. No. 333-29187) (the "Registration Statement").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned, during the period commencing on the date of the Underwriting Agreement and ending 180 days after the date of the final prospectus relating to the Public
Offering:

          (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission by virtue of the undersigned's power to dispose, or direct the disposition of, such shares or securities) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of Schroder & Co. Inc., provided that the foregoing restrictions shall not apply to intra-family transfers and transfers for estate planning purposes;


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          (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of Schroder & Co. Inc.;

          (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder by virtue of the undersigned's power to dispose, or direct the disposition of, such shares or securities, agrees to use reasonable efforts to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                         Very truly yours,



Paul B. Loyd, Jr.                        /s/ PAUL B. LOYD, JR.
-----------------------------            -----------------------------
(Name - Please Type)

c/o Reading & Bates
-----------------------------
901 Threadneedle, Suite 200
-----------------------------
Houston, TX 77079
-----------------------------
(Address)


-----------------------------
(Social Security No.)

Number of shares of Common Stock owned: 1,396,756
                                        ---------

Certificate Numbers:
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Number of shares of Common Stock issuable upon exercise of stock options: ______